Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated January 24, 2014, with respect to the common shares, without par value, of Atlatsa Resources Corporation (previously Anooraq Resources Corporation) is, and any further amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to, and in accordance with, the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of January, 2014.

Rustenburg Platinum Mines Limited

By:	/s/ BONGANI NQWABABA
Signature

Bongani Nqwababa/Finance Director
Name/Title

Anglo American Platinum Limited

By:	/s/ BONGANI NQWABABA
Signature

Bongani Nqwababa/Finance Director
Name/Title